Exhibit 99.1
DSW Inc. to Acquire Ebuys, Inc.

Columbus, OH, Feb. 17, 2016-- DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, today announced that it has entered into a definitive agreement to acquire Ebuys, Inc., a leading e-commerce off-price footwear and accessories retailer with a presence in North America, Europe, Australia and Asia. The transaction supports DSW’s efforts to grow its market share within footwear and accessories domestically and internationally.
"The acquisition of Ebuys, Inc. represents a unique opportunity to add a business to the DSW Inc. portfolio that will strategically scale our off-price sourcing capabilities, expand our presence into digital marketplaces, and create opportunities to serve international customers online," said Roger Rawlins, Chief Executive Officer of DSW Inc. "As CEO of Ebuys, Inc., David Duong has built a strong leadership team and developed an excellent off-price e-commerce model that complements DSW’s growth strategy. Together, we will serve our combined customer base better and achieve our long-term growth goals."
"I admire the DSW team and the depth of resources DSW has developed over the years. We're excited to be part of DSW Inc. and we are confident the new relationship will accelerate our growth and provide significant benefits to our customers, vendors and employees," said David Duong, Chief Executive Officer of Ebuys, Inc.
Ebuys, Inc. will continue to operate as a distinct business within DSW and maintain its offices in San Diego, California, and Antioch, Tennessee. David Duong will continue to lead the team as CEO of Ebuys, Inc.
The purchase price includes an upfront payment of $62.5 million as well as future payments contingent on the performance of Ebuys, Inc. The Company anticipates that the impact of the acquisition, excluding purchase accounting adjustments and transaction costs, will be modestly accretive to earnings per share in fiscal 2016.
The transaction is expected to close in the next 30 days. The Company will provide more details about the transaction during its Fourth Quarter 2015 earnings conference call.
Peter J. Solomon Company served as financial advisor to DSW. Houlihan Lokey served as financial advisor to Ebuys, Inc.

Fourth Quarter 2015 Earnings Conference:
DSW Inc. plans to report its Fourth Quarter and Fiscal 2015 results before the market opens on Tuesday, March 15, 2016.
Investors and analysts interested in participating in the Fourth Quarter Earnings Call are invited to dial 1-888-317-6003 in the U.S. or 1-412-317-6061 outside the U.S. (passcode: 1241477) approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://dswinc.investorroom.com. A telephone replay of this call will be available until 5:00 p.m. Eastern Time on March 29, 2016 and can be accessed by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 outside the U.S. (passcode: 10081167).

Caution regarding Forward-Looking Statements
This communication contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed acquisition, the expected timing of completion of the acquisition, future payments to the sellers based on the future performance of Ebuys as a wholly owned subsidiary of DSW, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.
Any forward-looking statement made by DSW in this communication speaks only as of the current date. Factors or events that could cause DSW's actual results to differ may emerge from time to time, including those identified under the heading "Risk Factors" included in DSW's Form 10-K filed with the Securities and Exchange Commission ("SEC"), and other filings that DSW may make with the SEC in the future. DSW does not undertake and specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of Feb. 17, 2016, DSW operates 469 stores in 42 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 378 locations in the United States under the Affiliated Business Group. For store locations and additional information about DSW, visit http://www.dswinc.com.

About Ebuys, Inc.
Founded in San Diego in 2003, Ebuys is a leading e-commerce retailer selling branded off-price footwear and accessories in North America, Europe, Australia and Asia. The company also operates two e-commerce platforms under the ShoeMetro and ApparelSave brands.